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Exhibit 10.4

                                    GUARANTY

         This Guaranty (the "GUARANTY") is made as of February 2, 2009 by Benjamin P. Cowart ("GUARANTOR") in favor of World Waste Technologies, Inc. a California corporation ("WORLD WASTE").

                                    RECITALS

         A. World Waste and Vertex Energy, L.P., a Texas limited partnership ("VERTEX"), are parties to a Note Purchase Agreement, dated the same date as this Guaranty (the "PURCHASE AGREEMENT"), which provides for, among other things, the issuance by Vertex to World Waste of a senior subordinated secured promissory note, dated the same date as this Guaranty (the "NOTE"), in the original principal amount of $1,000,000. Guarantor is the controlling partner of Vertex.

         B. World Waste and Vertex are also parties to a Security Agreement, dated the same date as this Guaranty (the "SECURITY AGREEMENT"), pursuant to which Vertex has granted to World Waste a security interest in certain of the assets of Vertex in order to secure its obligations under the Note.

         C. World Waste was unwilling to execute the Purchase Agreement and the Security Agreement and to enter into the transactions described in the Purchase Agreement, the Security Agreement and the Note without receipt from Guarantor of
(1) a guaranty of all of the obligations of Vertex under the Note, the Purchase Agreement and the Security Agreement and (2) a pledge of Guarantor's ownership interest in Vertex to secure his obligations under this Guaranty and Vertex's obligations under the Note, the Purchase Agreement and the Security Agreement. The Note, the Purchase Agreement and the Security Agreement collectively are referred to in this Guaranty as the "VERTEX AGREEMENTS" and are referred to individually as a "VERTEX AGREEMENT."

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, receipt of which hereby is acknowledged, Guarantor hereby agrees as follows:

         1. GUARANTY. Guarantor hereby unconditionally and irrevocably guarantees to World Waste and its successors and assigns (a) the full and punctual payment (in lawful money of the United States and in immediately available funds), as and when due, of all principal, interest, attorneys' fees, costs, expenses and other amounts which are or may become payable by Vertex under the Vertex Agreements (the "VERTEX DEBT") and (b) the full and punctual performance of all other obligations of Vertex under the Vertex Agreements. The obligations of Vertex under the Vertex Agreements, including the payment obligations regarding the Vertex Debt, are referred to in this Guaranty as the "VERTEX OBLIGATIONS," and the covenants and obligations of Guarantor that are described in the preceding sentence and elsewhere in this Guaranty are referred to in this Guaranty as "GUARANTOR'S OBLIGATIONS."

         2. SECURITY INTEREST IN GUARANTOR'S OWNERSHIP INTEREST IN VERTEX.

                  (a) GRANT OF A SECURITY INTEREST. As security for the full and timely payment and performance of the Vertex Obligations and Guarantor's Obligations, Guarantor hereby grants to World Waste a continuing and




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first-priority security interest (the "SECURITY INTEREST") in the following
(collectively, the "COLLATERAL"): all right, title and interest of Guarantor in and to Vertex, including, without limitation, his ownership interest in Vertex and his voting rights as a partner of Vertex; all securities receivable in respect of or in exchange for the foregoing; all rights to subscribe for additional ownership interests in Vertex; all cash and other dividends or distributions paid or payable with respect to Guarantor's ownership interest in Vertex; all of Guarantor's books and records pertaining to the foregoing; and all proceeds from sales, transfers or other dispositions of the foregoing. Without limiting the generality of the foregoing, if Guarantor receives any additional ownership interests in Vertex or ownership interests in any successor to Vertex through a merger, recapitalization or another transaction, such ownership interests shall be considered "Collateral" for purposes of this Guaranty and shall be subject to the Security Interest.

                  (b) NO TRANSFER OF THE COLLATERAL. Prior to the payment and performance in full of all of the Vertex Obligations, Guarantor shall not sell, pledge or otherwise transfer (whether voluntarily, involuntarily, by operation of law, pursuant to a marital dissolution decree or by gift or for consideration) any of the Collateral or any of his interest therein. Any such sale, pledge or other transfer shall be null and void and shall confer no rights on the purported transferee.

                  (c) GUARANTOR'S VOTING RIGHTS. Prior to the occurrence of an Event of Default (defined in Section 8(a) below), Guarantor shall retain the right to exercise his voting rights with respect to the Collateral, provided that he may not exercise such voting rights in contravention of any term of this Guaranty. Following the occurrence of an Event of Default and until the Vertex Obligations are paid and performed in full, Guarantor's voting rights in the Collateral shall be assigned to World Waste and may be exercised by World Waste without Guarantor's consent.

                  (d) PRESERVATION AND PROTECTION OF THE SECURITY INTEREST. Guarantor shall preserve and protect World Waste's first-priority security interest in the Collateral and shall cause the Security Interest to be perfected and to continue to be perfected until the Vertex Obligations are paid and performed in full. Guarantor shall execute and deliver to World Waste (within ten days after receipt of World Waste's request) such other security agreements, endorsements, pledges, assignments and other documents (including, without limitation, financing statements and continuation statements and amendments thereto) as World Waste may request from time to time to effectuate the grant to World Waste of the Security Interest and the perfection of the Security Interest, and World Waste is authorized to file and/or record such documents with appropriate regulatory authorities. Within ten days after receipt of World Waste's request, all instruments representing or evidencing the Collateral shall be delivered to World Waste for retention pursuant to this Guaranty and shall be in suitable form for transfer by delivery or, as applicable, shall be accompanied by Guarantor's endorsement, where necessary, of duly executed instruments of transfer, all in form and substance satisfactory to World Waste.

                  (e) TITLE TO THE COLLATERAL. Guarantor shall at all times maintain good and marketable title to the Collateral free and clear of all liens, encumbrances and other security interests. Guarantor shall pay in full any tax that is imposed on any of the Collateral prior to its delinquency and, within ten days after any other lien or encumbrance is imposed on any of the Collateral, Guarantor shall pay and discharge such lien or other encumbrance in full.


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                  (f) POWER OF ATTORNEY. Guarantor hereby appoints World Waste as his attorney-in-fact (with full power of substitution) to execute, deliver and file, effective upon the occurrence of an Event of Default, on Guarantor's behalf and at Guarantor's expense, (1) any financing statements, continuation statements or other documents required to perfect or continue the Security Interest and (2) any other documents and instruments that World Waste determines are necessary or appropriate in order to enable it to exercise its rights and remedies that are provided hereunder and by applicable law upon the occurrence of an Event of Default. This power, being coupled with an interest, shall be irrevocable until the Vertex Obligations are paid and performed in full.

                  (g) TERMINATION OF THE SECURITY INTEREST. The Security Interest shall terminate only if and when the Vertex Obligations have been paid and performed in full.

         3. CERTAIN RIGHTS OF WORLD WASTE. Guarantor authorizes World Waste, without giving notice to Guarantor or obtaining Guarantor's consent in his individual capacity and without affecting the liability of Guarantor, but subject to obtaining Vertex's written agreement to the extent its written agreement is required, from time to time to: (a) renew, extend or increase the Vertex Debt or any portion thereof; (b) declare all Vertex Debt due and payable upon the occurrence of a default under the Note; (c) make changes in the dates on which the Vertex Debt is payable; (d) otherwise modify the terms of the Vertex Debt; (e) amend the Vertex Agreements in any respect; (f) take and hold additional security for the Vertex Debt and exchange, enforce, waive and release any such security; (g) apply such security and direct the order or manner of sale thereof as World Waste in its discretion may determine; and (h) add any one or more guarantors of the Vertex Debt.

         4. GUARANTOR'S WAIVERS. Guarantor waives: (a) any defense based upon any legal disability or other defense of Vertex or any other guarantor or person or based upon Vertex's cessation for any reason of liability under any Vertex Agreement; (b) any defense based upon any lack of authority of Vertex's officers or other agents acting or purporting to act on behalf of Vertex or any defect in the formation of Vertex; (c) any defense of Guarantor based upon World Waste's election of any remedy against Guarantor or Vertex or both, including, without limitation, any right to require World Waste to proceed against Vertex or another person or to proceed against any other security for the Vertex Obligations; (d) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal; (e) any right of subrogation, any right to enforce any remedy which World Waste may have against Vertex and any right to participate in, or benefit from, any security for the Vertex Obligations now or hereafter held by World Waste; (f) presentment, demand, protest and notice of any kind; (g) the benefit of any statute of limitations affecting the liability of Guarantor hereunder or the enforcement hereof; (h) any right to require World Waste to pursue any other remedy in World Waste's power; (i) any right to revoke this Guaranty; and (j) any right to require World Waste to exercise its rights under the Security Interest before filing an action against Guarantor in his personal capacity. Guarantor waives any other circumstance or event, in existence now or in the future, that might otherwise constitute a legal or equitable defense to the enforcement of this Guaranty.


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         5. GUARANTOR'S REPRESENTATIONS AND WARRANTIES. Guarantor represents, warrants and agrees that: (a) World Waste would not have entered into the Vertex Agreements but for this Guaranty; (b) there are no conditions precedent to the effectiveness of this Guaranty; (c) this Guaranty shall continue in full force and effect and shall be binding on Guarantor regardless of whether World Waste obtains other collateral or any guaranties from others or takes any other action; and (d) Guarantor is the controlling partner of Vertex and owns the Collateral free and clear of all liens and encumbrances. Guarantor consents to Vertex's execution, delivery and performance of the Vertex Agreements.

         6. SUBORDINATION. Guarantor subordinates all present and future indebtedness owing by Vertex to Guarantor to the Vertex Debt and other obligations under the Vertex Agreements at any time owing by Vertex to World Waste. Guarantor assigns to World Waste all such indebtedness owed by Vertex to Guarantor as security for this Guaranty. Guarantor further agrees not to assign all or any part of such indebtedness prior to the full payment and performance of the Vertex Obligations.

         7. NATURE OF GUARANTOR'S LIABILITY UNDER THIS GUARANTY. This is a guaranty of payment and performance and not merely of collection. Guarantor's obligations under this Guaranty are independent of Vertex's obligations to World Waste under the Vertex Agreements. World Waste may bring a separate action to enforce the provisions hereof against Guarantor without taking action against Vertex or the Collateral or joining Vertex as a party to such action. The obligations of Guarantor under this Guaranty constitute the full recourse obligations of Guarantor and are enforceable against him to the full extent of his assets.

         8. EVENT OF DEFAULT; WORLD WASTE'S REMEDIES.

                  (a) EVENT OF DEFAULT. An "EVENT OF DEFAULT" for purposes of this Guaranty means (1) Vertex's or Guarantor's failure to pay when due any Vertex Debt, (2) Vertex's or Guarantor's failure to perform any other Vertex Obligations when due or in accordance with the terms of such obligations, (3) Guarantor's failure to perform any of Guarantor's Obligations when due or in accordance with their terms, or (4) the failure to be true of any representation or warranty of Guarantor that is contained in this Guaranty, if Guarantor does not remedy in full any such failure described in this sentence within ten days after receipt of written notice from World Waste.

                  (b) REMEDIES ON AN EVENT OF DEFAULT. Upon the occurrence of an Event of Default, World Waste shall have the immediate right to file an action at law or equity against Guarantor and/or to take control of all or any part of the Collateral, with or without judicial process, and without demand of performance, advertisement or notice to Guarantor, which are expressly waived by Guarantor; provided, however, that if any notice is required by law in connection with the exercise by World Waste of its rights and remedies, Guarantor agrees that ten days' prior written notice is a reasonable time and manner for notice. Furthermore, World Waste may exercise all of the other rights and remedies that are provided to it under this Guaranty and to a secured party by the Uniform Commercial Code and otherwise by applicable law. World Waste's rights and remedies shall include, without limitation, the power (1) to transfer into World Waste's name or into the name of its nominee any or all of the Collateral and thereafter to receive and retain all cash and other dividends,

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distributions and payments made on account of the Collateral, and otherwise act with respect thereto as though it were the absolute owner thereof, (2) to sell all or any portion of the Collateral at a public or private sale at such place and time and at such prices and other terms as World Waste may determine, and
(3) to file an action against Guarantor in his personal capacity for repayment of the Vertex Debt. Guarantor recognizes that World Waste may be compelled to resort to one or more private sales of any or all of the Collateral to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Collateral for their own account for investment and not with a view to the distribution or resale thereof. Guarantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not, for such reason alone, be deemed to have been made in a commercially unreasonable manner. World Waste shall not be under any obligation to delay a sale of any Collateral for the period of time necessary to permit the registration of such Collateral for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws. At any sale, World Waste may, to the extent permissible under applicable law, purchase the whole or any part of the Collateral, and World Waste shall be entitled to use and apply any or all of the Vertex Debt as a credit on account of the purchase price of any Collateral. World Waste and any other purchaser of the Collateral at any such sale shall hold the purchased Collateral free from any claim or right on the part of Guarantor, and Guarantor hereby waives any right of redemption, stay or appraisal that he might otherwise have under applicable law.

                  (c) APPLICATION OF PROCEEDS. Any Collateral or the proceeds of the Collateral held or realized upon at any time by World Waste following an Event of Default shall be applied in satisfaction of the Vertex Debt, in such order of application as World Waste shall determine in its reasonable discretion, until the Vertex Debt is fully paid, and thereafter any balance shall be distributed to Guarantor or as otherwise required by applicable law.

                  (d) NO IMPLIED WAIVERS; CUMULATIVE REMEDIES. No delay or failure of World Waste in exercising any right or remedy under this Guaranty shall operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right or remedy preclude any further exercise thereof or of any other right or remedy. The rights and remedies of World Waste under this Guaranty are cumulative and not exclusive of any rights or remedies which it might otherwise have under the Uniform Commercial Code or other applicable law. Any waiver, permit, consent or approval of any kind or character on the part of World Waste of any Event of Default or any such waiver of any provision of this Guaranty must be in writing and shall be effective only to the extent specifically set forth in writing. Guarantor acknowledges and agrees that the exercise by World Waste of its rights under this Section 8 and the acquisition or sale by Waste Waste of any Collateral will not operate to release Guarantor from his personal obligation to pay the Vertex Debt until full payment of any deficiency on the Vertex Debt has been made in cash. Furthermore, Guarantor acknowledges and agrees that World Waste is not obligated to exercise any of the rights or remedies provided by this Section 8, and that World Waste shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment that is substantially similar to that which World Waste accords its own similar property.


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         9. BANKRUPTCY. This Guaranty shall continue in full force and effect in the event of any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar proceeding involving Vertex or Guarantor, and this Guaranty shall continue in full force and effect notwithstanding any subsequent change in the ownership or assets of Vertex. In any bankruptcy of Vertex or other proceeding involving Vertex in which the filing of claims is required by law, Guarantor shall file all claims which Guarantor may have against Vertex relating to any indebtedness of Vertex to Guarantor and shall assign to World Waste all rights of Guarantor thereunder. If Guarantor does not file any such claim, World Waste, as attorney-in-fact for Guarantor, is hereby authorized to do so in the name of Guarantor or, in World Waste's discretion, to assign the claim to a nominee and to cause proof of claim to be filed in the name of World Waste's nominee. The foregoing power of attorney is coupled with an interest and cannot be revoked. World Waste or its nominee shall have the right, in its reasonable discretion, to accept or reject any plan proposed in such proceeding and to take any other action which a party filing a claim is entitled to do. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to World Waste the amount payable on such claim and, to the full extent necessary for that purpose, Guarantor hereby assigns to World Waste all of Guarantor's rights to any such payments or distributions; provided, however, Guarantor's obligations hereunder shall not be satisfied except to the extent that World Waste receives cash by reason of any such payment or distribution. If all or any portion of the Vertex Debt and other obligations guaranteed hereunder is paid or performed, the obligations of Guarantor hereunder shall continue and shall remain in full force and effect in the event that all or any part of such payment or performance is avoided or recovered directly or indirectly from World Waste as a preference, fraudulent transfer or otherwise under the Bankruptcy Code or other similar laws.

         10. SUCCESSORS AND ASSIGNS. This Guaranty shall be binding upon, and shall inure to the benefit of, the respective successors and assigns of Guarantor and World Waste, provided that the foregoing provision shall not be construed as permitting Guarantor to assign his obligations hereunder.

         11. ATTORNEYS' FEES. If any attorney is engaged by World Waste to enforce or defend any provision of this Guaranty, with or without the filing of any legal action or proceeding, Guarantor shall pay to World Waste, within ten days after demand therefor, all reasonable attorneys' fees and costs incurred by World Waste in connection therewith (including, without limitation, in any appellate or post-judgment proceedings), together with interest thereon from the date of such demand until paid at the rate of ten percent per annum (or, if lower, at the maximum rate allowed by applicable law).

         12. RULES OF CONSTRUCTION. The term "person" as used herein shall include any individual, corporation, trust or other legal entity of any kind whatsoever. When the context and construction so require, all words used in the singular herein shall be deemed to have been used in the plural and vice versa. All headings appearing in this Guaranty are for convenience only and shall be disregarded in construing this Guaranty. This Guaranty is the result of arms-length negotiations between Guarantor and World Waste and their respective attorneys. Accordingly, neither Guarantor nor World Waste shall be deemed to be the author of this Guaranty, and this Guaranty shall not be construed against either party.


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         13. NOTICES. All notices required or permitted by this Guaranty to be delivered to Guarantor or World Waste shall be delivered in writing, by personal delivery, by overnight courier, by facsimile transmission or by registered or certified mail, return receipt requested, postage prepaid, to the address for such party set forth on the signature page of this Guaranty. Any such notice shall be deemed given as follows: (a) if personally delivered, when served; (b) if sent by overnight courier, on the first business day after delivery to the courier; (c) if sent by facsimile, on the date of transmission if delivered on a business day (or, if not delivered on a business day, on the next business day after transmission); or (d) if sent by registered or certified mail, on the third day after deposit in the mail.

         14. GENERAL PROVISIONS. If any provision of this Guaranty shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that portion shall be deemed severed from this Guaranty and the remaining parts shall remain in full force as though the invalid, illegal or unenforceable portion had never been part of this Guaranty. This Guaranty constitutes the only agreement between Guarantor and World Waste with respect to the subject matter hereof and supersedes all previous agreements with respect thereto. This Guaranty may be amended or terminated only by an agreement in writing executed by Guarantor and World Waste. This Guaranty may be executed in two counterparts, which together shall constitute but one and the same instrument. This Guaranty may be executed by facsimile transmission or by e-mail transmission in PDF format.

         15. GOVERNING LAW. This Guaranty shall be governed by, and construed in accordance with, the internal laws of the State of Texas without giving affect to such state's conflict-of-law principles.

         16. WAIVER OF JURY TRIAL. Guarantor and World Waste each hereby irrevocably waives all rights that it may have under applicable law to a trial by jury of any issue or claim arising under this Guaranty in any action to enforce or interpret this Guaranty.

                            [signature page follows]



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         IN WITNESS WHEREOF, Guarantor has executed and delivered this Guaranty as of the date appearing on the first page of this Guaranty.


                                                /S/ BENJAMIN P. COWART
                                                ----------------------
                                                BENJAMIN P. COWART

                                                Address:

                                                -------------------------------

                                                -------------------------------


AGREED TO AND ACCEPTED:

WORLD WASTE TECHNOLOGIES, INC.


By:  /s/ John Pimentel
     -----------------
Name:  John Pimentel

Title:  CEO

Address:

-------------------------------------

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